UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 30, 2008

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
      (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Severn Bancorp, Inc.  (“Bancorp”) intends to commence a private offering of a minimum of 100 Units and a maximum of 250 Units at a purchase price of $100,000 per Unit.  Bancorp anticipates that the terms of the offering will be as follows.  Each Unit will consist of 6,250 shares of Series A 8.0% Non-Cumulative Convertible Preferred Stock of Bancorp, par value of $0.01 per share, at an aggregate purchase price of $50,000, and a redeemable Subordinated Note in the original principal amount of $50,000.  If declared by the Board of Directors of Bancorp, dividends on the Series A Preferred Stock will be payable quarterly in arrears at the rate of 8.0% per annum..  Shares of the Series A Preferred Stock will be convertible, at the option of the holder, into Bancorp Common Stock at a ratio of one share of Series A Preferred Stock for one share of Common Stock, subject to adjustment, at any time beginning from the date of issuance.  On and after December 31, 2013, Bancorp may, at its option, cause some or all of the Series A Preferred Stock to be converted into shares of Common Stock at the then-applicable conversion rate.  Interest on the Subordinated Notes will be payable quarterly in arrears at the rate of 8.0% per annum.  Subordinated Notes will be redeemable in whole or in part by Bancorp at any time beginning on December 31, 2009 until maturity.  The Subordinated Notes will mature on December 31, 2018.

This offering is expected to commence on or about August 7, 2008 and end at 5:00 p.m., prevailing time, on October 15, 2008 unless extended at the option of Bancorp, but in no event beyond November 15, 2008.

Bancorp intends to use the net proceeds from the sale of the Units for general corporate purposes, including one or more of the following:

•
contribution to its bank subsidiary, Severn Savings Bank, FSB (“Bank”), (including investment in equity or subordinated indebtedness of the Bank) to fund its operations or provide additional capital for regulatory purposes,

•	possible repayment of indebtedness of the Bank or Bancorp, and

•	other general corporate purposes.

The Units will be sold only to “accredited investors” as defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to exemptions from registration requirements contained in the Securities Act, including Regulation D promulgated thereunder and the securities laws of certain states.

Bancorp reserves the right to modify, postpone or cancel the offering described above in its sole and absolute discretion.

The Units and underlying Subordinated Notes, Series A Preferred Stock and Common Stock have not been registered with the Securities and Exchange Commission or the securities commission of any state and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

 This notice shall not constitute an offer to sell or the solicitation of an offer to buy any of these Units, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: July 30, 2008	By: Alan J. Hyatt
Alan J. Hyatt, President